RealBiz Media Group (Verus Foods) Announces Plans for Spin-off of Real Estate Division

NEW YORK, NY – October 30, 2017 – RealBiz Media Group, Inc. (OTCQB: RBIZ) currently operating as Verus Foods (“Verus”), is pleased to announce the execution of a definitive agreement to spin-off the real estate division into a separate public company. The new entity will be called NestBuilder.com Corp. (“NestBuilder”) and all stockholders of record at the time of the spin-off will receive an equivalent stock position in the newly formed digital real estate company. The date of the spin-off will be determined following a declaration of effectiveness by the Securities and Exchange Commission.

Under terms of the agreement, all liabilities incurred by RealBiz prior to January 2nd, 2017 will be assumed by NestBuilder, leaving Verus Foods in an excellent position to pursue its expansion plans in its global food business. As previously communicated, Alex Aliksanyan has exclusive control and direction of the legacy Monaker lawsuits in his capacity as CEO of NestBuilder. In addition, NestBuilder has agreed to indemnify, defend, and hold harmless RealBiz (Verus) from and against all damages, costs and expenses arising out of or resulting from the Monaker Lawsuits.

In conjunction with these changes, Mr. Alex Aliksanyan and Mr. Tom Grbelja will leave the employ of RealBiz to become the CEO and CFO, respectively, of NestBuilder. Concurrent with these actions, RealBiz will change its name to Verus Foods and also apply for a new stock trading symbol. The company will apply for these changes as soon as possible and will update shareholders as execution dates become available.

“It is wonderful that all RealBiz shareholders will benefit from our actions today,” explained NestBuilder CEO Alex Aliksanyan. “A ‘two-for-one” stock is a tremendous bonus. Our new product at NestBuilder, which we have been diligently working on for years, is now completed. We have been waiting for the spin-off before launching, so needless to say, we are very excited.”

“At Verus Foods, we are very happy to finally be able to move ahead as a separate entity, with our own identity and name,” said Verus CEO Anshu Bhatnagar. “This is more than just a symbolic move, because we expect this separation to enable us to complete some of the unfinished steps that have delayed our growth. As an operational update, we also expect to leverage our expertise in the international food distribution sector by entering the retail arena in the near future via manufacturing acquisitions. So, some very big things are coming at Verus and we have a long list of potential business opportunities that we are eager to explore.”

The company’s goal is to apply immediately for all regulatory approvals necessary to complete the spin-off, name change, and other related corporate actions.

About RealBiz Media Group, Inc.

RealBiz Media Group, Inc. operates two business segments: an international food subsidiary (Verus Foods) that sells products to customers worldwide; and a real estate digital media and technology company. RealBiz Media Group, Inc. (OTCQB: RBIZ) trades on the OTCQB venture stage marketplace for early stage and developing U.S. and international companies. Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com.

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332

Safe Harbor Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plan, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks described in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements that may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contacts

Investor Contact:
MKR Group Inc.
Todd Kehrli or Mark Forney

rbiz@mkr-group.com

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332